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                                                                    EXHIBIT 10.2

                                H.S. Trask & Co.
                              685 Old Buffalo Trail
                             Bozeman, Montana 58715

Phoenix Footwear Group, Inc.
5759 Fleet Street, Suite 220
Carlsbad, California  92008

PFG Acquisition, Inc.
5759 Fleet Street, Suite 220
Carlsbad, California  92008

Gentlemen:

         Reference is hereby made to an Agreement and Plan of Merger dated as of June 16, 2003 (the "Merger Agreement") by and among H.S. Trask & Co., a Montana corporation ("Trask"), Phoenix Footwear Group, Inc., a Delaware corporation ("Parent") and PFG Acquisition, Inc. a Montana corporation ("Purchaser"). Nancy Delekta is also a party to the Merger Agreement solely for purposes of acting as the Stockholder Representative (as defined in the Merger Agreement). Capitalized terms used herein and not otherwise defined herein shall have the meaning given thereto in the Merger Agreement.

         The parties hereto hereby agree that Section 1.1(f) of the Merger Agreement is amended to provide that Purchaser will pay for all H.S. Trask Preferred Shares validly tendered and not properly withdrawn, as promptly as practicable after the Expiration Time, but in no event more than five (5) business days after the Effective Time and as otherwise in accordance with the Merger Agreement.

         In addition to the foregoing amendment, the parties also agree that
Section 2.6(a) of the Merger Agreement is amended to provide (a) that Parent shall not utilize an exchange agent for the purpose of exchanging H.S. Trask Share Certificates for certificates representing the Merger Shares and cash, and
(b) that no later than five (5) business days after the Effective Time, Parent shall direct its transfer agent to issue the Merger Consideration to the Former H.S. Trask Stockholders and as otherwise in accordance with the Merger Agreement.

         The parties hereto represent and warrant to one another that they are duly authorized to execute and deliver this letter amending the Merger Agreement and that is constitutes the binding obligation of such parties. This letter amendment constitutes the entire agreement among the matters discussed herein. All other terms and conditions of the Merger Agreement shall remain the same and continue in full force and effect.

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         This letter agreement and amendment is effective as of August 6, 2003 when executed by the last party hereto and may be executed in counterparts. To signify your agreement to the foregoing amendments, please sign in the space that has been provided below for your signature.

                                Very truly yours,

                                H.S. Trask & Co.

                                /s/ Nancy A. Delekta
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                                By: Nancy Delekta, CFO and Secretary

                                /s/ Nancy A. Delekta
                                ---------------------------------------
                                Nancy Delekta, Stockholder Representative.

         Phoenix Footwear Group, Inc.

         By: /s/ Greg Alan Tunney
             --------------------------------
         Name: Greg Alan Tunney
         Title: President and COO

         PFG Acquisition, Inc.

         By: /s/ Greg Alan Tunney
             --------------------------------
         Name: Greg Alan Tunney
         Title: President and COO